ALL RIGHTS AND INDEBTEDNESS OF PAYEE CREATED UNDER THIS NOTE AND THAT CERTAIN LOAN AGREEMENT DATED AS OF EVEN DATE HEREWITH BETWEEN PAYEE AND MAKER ARE SUBORDINATE TO THE INTERESTS OF THE SENIOR LENDERS AS EVIDENCED BY THAT CERTAIN SUBORDINATION AND STANDSTILL AGREEMENT BY AND AMONG PAYEE, MAKER, UGLY DUCKLING CAR SALES AND FINANCE CORPORATION AND BNY MIDWEST TRUST COMPANY, DATED JANUARY 11, 2001.

                                PROMISSORY NOTE

Original Face Amount:  $7,000,000
Maker: UGLY DUCKLING CORPORATION, a Delaware corporation
Dated as of: January 11, 2001

     1. Promise to Repay. FOR VALUE RECEIVED, UGLY DUCKLING CORPORATION, a Delaware corporation ("Maker"), promises to pay to VERDE INVESTMENTS, INC., an Arizona corporation ("Payee"), or order, the principal sum of Seven Million Dollars ($7,000,000) or such lesser amount as shall equal the outstanding amount of the loan (the "Loan") made by Payee to Maker, pursuant to Section 2.1 of that certain Loan Agreement, dated as of January 11, 2001, entered into between Maker and Payee (the "Loan Agreement").

     2. Defined Terms. Any and all initially capitalized terms used herein shall have the meaning ascribed thereto in the Loan Agreement, unless specifically defined herein. The term "or" as used in this Note has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". This Promissory Note (this "Note") is the promissory note defined in the Loan Agreement as the "Note" and is subject to, and entitled to the benefits of, the terms and provisions of the Loan Agreement.

     3. Payments of Principal and Interest.

          (a) Maker hereby promises to make payments of principal and interest with respect to the Loan evidenced hereby at the rates and times, and in the amounts, and in all other respects in the manner as provided in the Loan Agreement.

          (b) As more fully set forth in the Loan Agreement, Maker shall not be obligated to pay, and the holder of this Note shall not be obligated to charge, collect, receive, reserve, or take interest (it being understood that interest shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the maximum nonusurious interest rate, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by Payee in connection with the Loan Agreement, this Note, the other Loan Documents, or any other documents executed in connection herewith or therewith.

     4. Prepayments. Maker may prepay the principal balance due under this Note, in whole or in part, without penalty or premium, only in accordance with the provisions of the Loan Agreement.

     5. Application of Payments. All payments (including prepayments) made hereunder shall be applied first to accrued and unpaid interest and then to principal. 6. Time and Place of Payments. All principal and interest due hereunder is payable in U.S. Dollars in immediately available funds at Payee's office located at 2575 East Camelback, Suite 700, Phoenix, Arizona 85016 (or at such other office as may be designated from time to time by Payee), not later than 1:30 p.m., Phoenix, Arizona time, on the date of payment.

     7. Waivers. Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, demand, protest, notice (except as required by the Loan Agreement), and all other requirements of any kind, in connection with the enforcement or collection of this Note.

     8. Acceleration and Waiver. IT IS EXPRESSLY AGREED THAT, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AS SPECIFIED IN SECTIONS 8.1(g) THROUGH (l) OF THE LOAN AGREEMENT, THE UNPAID PRINCIPAL BALANCE OF AND ANY ACCRUED AND UNPAID INTEREST UNDER THIS NOTE SHALL AUTOMATICALLY BECOME IMMEDIATELY DUE AND PAYABLE PURSUANT TO THE TERMS OF THE LOAN AGREEMENT, AND, UPON THE OCCURRENCE OF ANY OTHER EVENT OF DEFAULT SPECIFIED IN SECTION 8.1 OF THE LOAN AGREEMENT, THE UNPAID PRINCIPAL BALANCE OF ANY ACCRUED AND UNPAID INTEREST UNDER THIS NOTE MAY, BY NOTICE IN WRITING TO MAKER, BE DECLARED TO BE IMMEDIATELY DUE AND PAYABLE PURSUANT TO THE TERMS OF THE LOAN AGREEMENT, WITHOUT PRESENTMENT, DEMAND,
PROTEST, NOTICE (EXCEPT AS REQUIRED THE LOAN AGREEMENT), OR OTHER REQUIREMENTS OF ANY KIND, ALL OF WHICH AR HEREBY EXPRESSLY WAIVED BY MAKER.

     9. Attorneys' Fees. In the event it should become necessary to employ counsel to collect or enforce this Note, Maker agrees to pay the reasonable attorneys' fees and costs (including those of in-house counsel) of the holder hereof, irrespective of whether suit is brought, to the extent and as provided in the Loan Agreement.

     10. Amendments. This Note may not be changed, modified, amended, or terminated except by a writing duly executed by Maker and the holder hereof.

     11. Headings. Section headings used in this Note are solely for convenience of reference, shall not constitute a part of this Note for any other purpose, and shall not affect the construction of this Note.

     12. GOVERNING LAW. EXCEPT AS OTHERWISE PROVIDED IN THE LOAN AGREEMENT: (a) THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF ARIZONA; AND (b) THE VALIDITY OF THIS NOTE AND THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT OF, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.

     13. WAIVER OF TRIAL BY JURY. MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF MAKER, AND PAYEE, WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT IT MAY LEGALLY DO SO, MAKER HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT PAYEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Dated as of January 11, 2001.
                                        UGLY DUCKLING CORPORATION,
                                        a Delaware corporation
                                        By:/s/ JON D. EHLINGER
                                        Name:  Jon D. Ehlinger
                                        Title: Vice President, General Counsel
                                               and Secretary